Exhibit 23.6

Consent of Registered Public Accounting Firm

The Board of Directors of Precision Drilling Corporation

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

Chartered Accountants

February 8, 2012

Calgary, Canada